                   FIRST CYPRESS TECHNOLOGIES, INC.
NUMBER                                                         SHARES
[     ]   INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA  [        ]
               25,000,000 SHARES COMMON STOCK AUTHORIZED
This
certifies
that	[NAME OF SHAREHOLDER]                                       CUSIP
                                                           SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

Is the owner of   [NUMBER OF SHARES]

       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                   FIRST CYPRESS TECHNOLOGIES, INC.


transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED  [DATE]


/s/ Robert Rosner                                             /s/ Carl Chow
PRESIDENT                     CORPORATE SEAL                      SECRETARY